UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2023

AssetMark Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38980	30-0774039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Grant Street, 10th Floor Concord, California	94520
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 521-2200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	AMK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Principal Executive Officer and Director

On September 5, 2023, Natalie Wolfsen gave notice of her resignation as Chief Executive Officer and director of AssetMark Financial Holdings, Inc. (“AssetMark”). Ms. Wolfsen will cease being the Chief Executive Officer and a director on September 08, 2023, and pursuant to the terms of her employment agreement she will cease to be an employee of AssetMark effective October 4, 2023.

(c)-(d) Appointment of Principal Executive Officer, Director

Effective September 08, 2023, the Board of Directors of AssetMark (the “Board”) appointed Michael Kim as AssetMark’s next Chief Executive Officer. Mr. Kim, age 54, has served as President of AssetMark since March 2021 and as Chief Client Officer of AssetMark since January 2018, prior to which he served as AssetMark’s Executive Vice President and National Sales Manager from 2014 to January 2018.

Concurrently with the appointment of Mr. Kim as AssetMark’s Chief Executive Officer, the Board, upon the recommendation of the Board’s Nominating, Governance and Compliance Committee, appointed Mr. Kim as a Class III member of the Board, effective September 08, 2023, to fill the vacancy on the Board resulting from Ms. Wolfsen’s departure. Mr. Kim will serve until AssetMark’s 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier resignation, retirement or other termination of service. Mr. Kim is qualified to serve on the Board because of the perspective he will bring as AssetMark’s Chief Executive Officer, his experience in senior management positions at AssetMark and his significant professional experience in the financial services industry.

AssetMark expects to enter into amended compensatory arrangements with Mr. Kim in connection with his appointment as Chief Executive Officer, the details of which have not been finalized as of the date of this filing. AssetMark intends to file an amendment to this Form 8-K once such arrangements are finalized.

There are no arrangements or understandings between Mr. Kim and any other person pursuant to which Mr. Kim was selected as a director. Mr. Kim does not have any family relationships with any other executive officer or director of AssetMark, nor has he been involved in any related person transactions with AssetMark that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01    Other Events.

On September 08, 2023, AssetMark issued a press release announcing that Natalie Wolfsen would no longer serve as Chief Executive Officer of AssetMark, or as a member of the Board; and that Michael Kim has been appointed as Chief Executive Officer of AssetMark and a member of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) – Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release dated September 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AssetMark Financial Holdings, Inc.

Date: September 8, 2023	/s/ Gary Zyla
Gary Zyla
Chief Financial Officer